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                                                                    EXHIBIT 10.2

                    AMENDMENT TO GREENHOUSE LEASE AGREEMENT


     THIS AMENDMENT TO GREENHOUSE LEASE AGREEMENT (this "Amendment"), dated as of December 29, 1994, is between COLORADO POWER PARTNERS ("CPP"), a Colorado general partnership and BRUSH GREENHOUSE PARTNERS ("BGP"), a Colorado general partnership.

                                   RECITALS
                                   --------

     A. CPP and BGP have previously entered into that certain Greenhouse Lease Agreement dated as of June 8, 1989 (the "Greenhouse Lease").

     B. Contemporaneously with this Amendment, BGP is entering into a Greenhouse Operation and Management Agreement (the "O&M Agreement") with Colorado Greenhouse Limited Liability Company ("Colorado Greenhouse"), a copy of which agreement is attached hereto as Exhibit A. Pursuant to the O&M Agreement, Colorado Greenhouse will manage the Premises and will make payments (including Primary Fees and Contingent Fees) to BGP out of proceeds from the greenhouse facility.

     C. CPP and BGP desire to further amend the Greenhouse Lease in the manner hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT
                                   ---------


     1. All capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Greenhouse Lease or the O&M Agreement, as appropriate. The definitions of terms incorporated from the O&M Agreement by the preceding sentence may not be amended in the O&M Agreement without the prior written consent of CPP.

     2.   Recital B is hereby deleted and Recital C is amended to be Recital B.

     3. Paragraph 6 a. is hereby deleted and replaced in its entirety with the following:

          a:   Rental Amount. All rents otherwise due prior to January 1, 1995
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          have been restructured and satisfied. Beginning on or before April 30,
          1995 and thereafter by the 30th day after the end of each calendar quarter Tenant shall pay to Landlord as rent an amount equal to the Primary Fee. As additional contingent rent, Tenant
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          shall pay to Landlord within ten business days of receipt thereof by
          Tenant any other amount owed to Tenant pursuant to the O&M Agreement including, without limitation, amounts paid with respect to a Primary Fee Deficiency or the Primary Fee Deficiency Balance.

     4.   Paragraph 6 b. is hereby deleted in its entirety.

     5.   Paragraph 6 c. is hereby amended to read in its entirety as follows:

          b.   Payment of Rental. Tenant shall pay all rental when due and
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          payable, without any setoff, counterclaim, abatement, deduction or prior demand therefor whatsoever. In addition, any rental which is not paid within ten days after the same is due shall bear interest at a default rate equal to the rate of interest (the "Prime Rate") publicly announced or published from time to time by Morgan Guaranty Trust Company of New York as its "prime rate" plus two percent per annum from the first day due until paid. Unless otherwise directed in writing by Landlord and consented to by Lender, payment of rent shall be made to Colorado National Bank for deposit in the Revenue Account (as such term is defined in the Amended and Restated Deposit and Disbursement Agreement (the "Deposit and Disbursement Agreement") among Landlord, Lender and Colorado National Bank. The payment of rent and all other sums due hereunder is independent of each and every other covenant and agreement contained in this Lease.

     6. Paragraph 6 d. is hereby deleted and replaced in its entirety with the following:

          c.   Limitation on Distributions. Subject to the exception provided in
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          Paragraph 23.M Four. Tenant agrees that prior to making any distributions of profits or other sums to the partners of Tenant pursuant to Tenant's partnership agreement, Tenant shall have deposited and there shall then be on deposit in an escrow account for the benefit of Landlord an amount equal to 426,454.50. Such account shall be maintained in the name of Colorado Power Partners/Brush Greenhouse Partners at Colorado National Bank or such other financial institution as may be designated by Landlord and reasonably acceptable to Lender; and Tenant, Landlord and Colorado National Bank or such other financial institution designated by Landlord and reasonably acceptable to Lender, shall enter into

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          an escrow agreement acceptable to Landlord and Lender providing that in the event the Primary Fee payable with respect to any calendar quarter is less than one-quarter of the Allocated Percentage of $3,429,092 (such difference, if any, being known herein as the "Deficiency"), Landlord shall be entitled to withdraw from such escrow account by transferring from such account to the Revenue Account (as defined in the Deposit and Disbursement Agreement) an amount equal to the Deficiency.

     7.   Paragraph 6 e. is hereby amended by changing "6 e." to 6 d."

     8. Paragraph 21 is hereby amended by replacing the addresses for CPP and BGP with the following:

               Colorado Power Partners
               4845 Pearl East Circle, Suite 400
               Boulder, Colorado 80301-2474

               Brush Greenhouse Partners
               4845 Pearl East Circle, Suite 300
               Boulder, Colorado 80301-2474

     9. Except as amended or modified by this Amendment, the Greenhouse Lease remains in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                   COLORADO POWER PARTNERS


                                   By: /s/ Edward J. Wetherbee
                                       ----------------------------------
                                       __________________________________
                                       Management Committee Member

                                   BRUSH GREENHOUSE PARTNERS


                                   By: /s/ Edward J. Wetherbee
                                       ----------------------------------
                                       __________________________________
                                       Management Committee Member

                                   and


                                   By: /s/ William E. Coleman
                                       ----------------------------------
                                       __________________________________
                                       Management Committee Member

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